Exhibit 99.2

Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP

Condensed Combined Balance Sheets

(Unaudited and in thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$71,549	$74,762
Rack sales accounts receivable, net	198,702	243,520
Pipeline sales accounts receivable	202,795	684,881
Inventories in pipelines and terminals	542,187	629,567
Inventories in transit via truck and rail	44,844	53,216
Derivative contracts	6,375	47,372
Other pipeline accrued receivables	3,803	6,123
Other	38,551	17,548
	1,108,806	1,756,989
Property, plant and equipment, net	431,486	445,495
Investment in unconsolidated affiliates	234,002	211,605
Other assets	16,676	18,357
	$1,790,970	$2,432,446

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$120,656	$64,351
Product purchases accounts payable	229,363	785,112
Excise taxes payable	28,324	39,648
Inventories due under exchange agreements	5,788	31,280
Derivative contracts	7,765	30,066
Accrued environmental obligations	4,208	4,303
Variation margin payables	16,888	35,528
Other pipeline accrued payables	12,813	20,589
Other accrued liabilities	35,320	23,263
	461,125	1,034,140
Bank debt	234,000	212,000
Other	4,491	9,362
Total liabilities	699,616	1,255,502

Equity:
Equity attributable to noncontrolling interests	355,624	359,418
Equity attributable to parent	735,730	817,526
	1,091,354	1,176,944
	$1,790,970	$2,432,446

See accompanying notes to condensed combined financial statements.

Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP

Condensed Combined Statements of Comprehensive Loss

(Unaudited and in thousands)

	Six months ended June 30, 2014	Six months ended June 30, 2013
Marketing and distribution:
Revenues	$4,000,573	$4,678,070
Cost of product sold and other direct costs and expenses	(3,948,828)	(4,648,787)
Net operating margins, exclusive of depreciation and amortization shown separately below	51,745	29,283
Terminals and pipelines:
Revenues	33,650	31,537
Direct costs and expenses	(16,833)	(15,075)
Net operating margins, exclusive of depreciation and amortization shown separately below	16,817	16,462
Total net operating margins	68,562	45,745
Costs and expenses:
Selling, general and administrative	(41,166)	(32,060)
Depreciation and amortization	(17,346)	(17,018)
Gain (loss) on disposition of assets, net	98	(845)
Earnings from unconsolidated affiliates	1,438	36
Total costs and expenses	(56,976)	(49,887)
Operating income (loss)	11,586	(4,142)
Other income (expenses):
Interest expense	(3,065)	(2,625)
Amortization of deferred financing costs	(687)	(687)
Foreign currency transaction loss	—	(8)
Total other expenses	(3,752)	(3,320)
Earnings (loss) before income taxes	7,834	(7,462)
Income tax expense	(302)	(102)
Net income	7,532	(7,564)
Noncontrolling interests share in earnings of TransMontaigne Partners	(13,677)	(13,759)
Net loss attributable to parent	(6,145)	(21,323)
Other comprehensive income — foreign currency translation adjustments attributable to noncontrolling interests	—	2
Comprehensive loss	$(6,145)	$(21,321)

See accompanying notes to condensed combined financial statements.

Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP

Condensed Combined Statement of Equity

Six months ended June 30, 2014

(Unaudited and in thousands)

	Equity attributable to noncontrolling interests	Equity attributable to Parent, Net	Total equity
Balance at December 31, 2013	$359,418	$817,526	$1,176,944
Distributions paid to non-controlling TransMontaigne Partners’ common units	(17,408)	—	(17,408)
Purchase of common units by TransMontaigne Partners’ long-term incentive plan	(177)	—	(177)
Deferred equity-based compensation related to restricted phantom units and other	114	—	114
Net income (loss)	13,677	(6,145)	7,532
Net capital distributed to parent company	—	(75,651)	(75,651)
Balance at June 30, 2014	$355,624	$735,730	$1,091,354

See accompanying notes to condensed combined financial statements.

Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP

Condensed Combined Statements of Cash Flows

(Unaudited and in thousands)

	Six months ended June 30, 2014	Six months ended June 30, 2013
Net cash provided by (used in) operating activities	$94,190	$(98,771)
Cash flows from investing activities:
Investments in unconsolidated affiliates	(23,397)	(70,956)
Capital expenditures	(3,755)	(12,912)
Proceeds from sale of assets	1	89
Net cash used in investing activities	(27,151)	(83,779)
Cash flows from financing activities:
Borrowings of bank debt	56,000	119,500
Repayments of bank debt	(34,000)	(49,500)
Net capital contributed by (distributed to) parent company	(74,667)	185,059
Distributions paid to non-controlling TransMontaigne Partners’ common units	(17,408)	(15,016)
Purchase of common units by TransMontaigne Partners’ long-term incentive plan	(177)	(166)
Other	—	(398)
Net cash provided by (used in) financing activities	(70,252)	239,479
Increase (decrease) in cash and cash equivalents	(3,213)	56,929
Foreign currency translation effect on cash	—	46
Cash and cash equivalents at beginning of period	74,762	15,156
Cash and cash equivalents at end of period	$71,549	$72,131

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,140	$2,426
Property, plant and equipment acquired with accounts payable	$75	$246

See accompanying notes to condensed combined financial statements.

Notes to Condensed Combined Financial Statements

As of June 30, 2014 and December 31, 2013 and for the six months ended June 30, 2014 and 2013 (unaudited)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)           Nature of business

The accompanying combined interim financial statements include the accounts of all operations of the Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP (collectively, the “Company”, “we”, “us” or “our”). On July 1, 2014, Morgan Stanley consummated the sale of its indirect 100% ownership interest in the Business to NGL Energy Partners LP (“NGL”). TransMontaigne Inc. is the indirect parent and sole member of TransMontaigne GP L.L.C., which is the sole general partner (“General Partner”) of TransMontaigne Partners L.P. (“TLP” or the “Partnership”), a publicly traded master limited partnership. The sale also included Morgan Stanley’s limited partnership interests in TLP, the assignment from an affiliate of Morgan Stanley to NGL of certain terminaling services agreements with TLP, and the transfer of certain inventory owned by Morgan Stanley (collectively, the “Transaction”). The Transaction does not involve the sale or purchase of any of the limited partnership units in TLP held by the public and the TLP limited partnership units continue to trade on the New York Stock Exchange.

TransMontaigne Inc., (“TransMontaigne”) is a Delaware corporation headquartered in Denver, Colorado, that was formed in 1995 as a refined petroleum products marketing and distribution company. TransMontaigne and its wholly-owned subsidiaries conduct operations in the United States primarily in the Southeast, Florida, and Midwest regions. TransMontaigne primarily provides integrated marketing and distribution services to end-users of refined petroleum products and, to a lesser extent, users of crude oil and renewable fuels.

TransMontaigne’s less than wholly-owned subsidiary includes the publicly traded master limited partnership of TLP. TLP was formed in February 2005 as a Delaware limited partnership to own and operate refined petroleum products terminaling and transportation facilities.  TLP conducts its operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio rivers and in the Southeast.  TLP provides integrated terminaling, storage, transportation and related services for companies engaged in the trading, distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. TransMontaigne and NGL, subsequent to the Transaction, have an interest in TLP through the ownership of approximately 20% of the limited partner interests, a 2% general partner interest and the incentive distribution rights.

(b)           Basis of presentation and use of estimates

In preparing the accompanying unaudited condensed combined financial statements, we have followed the accounting policies of Morgan Stanley, a broker-dealer, and TransMontaigne Inc., which are in accordance with United States generally accepted accounting principles or “GAAP” for interim financial information. Accordingly, the unaudited condensed combined financial statements do not include all the information and notes required by GAAP for complete annual financial statements. However, we believe that the disclosures made are adequate to make the information not misleading. The combined financial statements of the Company have been prepared from the separate records maintained by Morgan Stanley and TransMontaigne Inc. and may not necessarily be indicative of the conditions that would have existed, or the results of operations, if the Company had been operated as an unaffiliated entity. Because a direct ownership relationship did not exist among all the various assets comprising the Company, Morgan Stanley’s net investment in the Company is shown as net parent equity, in lieu of owner’s equity, in the combined financial statements. All intercompany balances have been eliminated. Transactions between us and Morgan Stanley operations have been identified in the combined financial statements as transactions between affiliates. In the opinion of management, all adjustments have been reflected that are necessary for a fair presentation of the combined financial statements.

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The following estimates, in our opinion, are subjective in nature and require the exercise of judgment: allowance for doubtful accounts; fair value of inventories; fair value of derivative contracts; useful lives of our plant and equipment; and accrued environmental obligations. Changes in these estimates and assumptions will occur as a result of the passage of time and the occurrence of future events. Actual results could differ from these estimates.

(c)          Significant accounting policies

The Company’s significant accounting policies are consistent with those disclosed in Note 1 of the Company’s audited combined financial statements for the years ended December 31, 2013 and 2012.

(2) INVENTORIES

Our inventories are carried at fair value, and the classes of inventories are as follows (amounts and volume of barrels in thousands):

Inventories in pipelines and terminals:

	June 30, 2014		December 31, 2013
	Amount	Barrels	Amount	Barrels
Gasoline	$306,119	2,477	$400,120	3,618
Distillate	218,843	1,758	220,702	1,736
Ethanol	17,196	228	7,946	98
Crude oil	—	—	799	8
Other	29	2	—	—
	$542,187	4,465	$629,567	5,460

Inventories in transit via truck and rail:

	June 30, 2014		December 31, 2013
	Amount	Barrels	Amount	Barrels
Gasoline	$—	—	$16,725	176
Distillate	15,680	127	13,516	111
Ethanol	7,554	87	17,193	218
Crude oil	21,610	208	5,782	59
	$44,844	422	$53,216	564

(3) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, net is as follows (in thousands):

	June 30, 2014	December 31, 2013
Land	$57,568	$57,568
Terminals, pipelines and equipment	603,812	601,921
Furniture, fixtures and equipment	21,366	20,941
Construction in progress	4,487	3,691
	687,233	684,121
Less accumulated depreciation	(255,747)	(238,626)
	$431,486	$445,495

(4) DERIVATIVE CONTRACTS

The Company purchases and sells commodities, such as gasoline, distillate, ethanol and crude oil. The Company generally follows a policy of using over-the-counter commodity derivatives as components of market strategies designed to enhance margins.  The results of these strategies can be significantly impacted by factors such as the volatility of the relationship between the value of commodity derivatives and the prices of the underlying commodities, counterparty contract defaults, and volatility of transportation markets.

The majority of the Company’s commodity purchase and sales contracts qualify as over-the-counter derivative instruments and the change in fair value is reported in cost of product sold within the marketing and distribution section of the accompanying combined interim statements of comprehensive income (loss).  Changes in the fair value of our derivatives are recognized in earnings. The Company reports the fair value of its over-the-counter derivative assets and liabilities on the combined balance sheets as derivative contract assets and liabilities.

The Company has established guidelines to manage and mitigate credit risk within risk tolerances. The Company attempts to mitigate its credit exposure by setting tenor and credit limits commensurate with counterparty financial strength and obtaining master netting agreements. The use of master netting agreements is driven by industry practice, and anticipated volumes and complexity of the business relationship with the counterparty.

The following table provides information about our derivative asset contract positions, net at June 30, 2014 (in thousands):

Derivative type	Gross derivative assets	Counterparty liabilities netted against assets	Fair value of derivative assets, net
Bilateral over-the-counter contracts	$11,099	$(4,724)	$6,375

The following table provides information about our derivative asset contract positions, net at December 31, 2013 (in thousands):

Derivative type	Gross derivative assets	Counterparty liabilities netted against assets	Fair value of derivative assets, net
Bilateral over-the-counter contracts	$54,119	$(6,747)	$47,372

The following table provides information about our derivative liability contract positions, net at June 30, 2014  (in thousands):

Derivative type	Gross derivative liabilities	Counterparty assets netted against liabilities	Fair value of derivative liabilities, net
Bilateral over-the-counter contracts	$12,460	$(4,695)	$7,765

The following table provides information about our derivative liability contract positions, net at December 31, 2013 (in thousands):

Derivative type	Gross derivative liabilities	Counterparty assets netted against liabilities	Fair value of derivative liabilities, net
Bilateral over-the-counter contracts	$36,870	$(6,804)	$30,066

(5) BANK DEBT

TLP Credit Facility

On March 9, 2011, TLP entered into an amended and restated senior secured credit facility, or the “TLP credit facility”, which has been subsequently amended from time to time. The TLP credit facility provides for a maximum borrowing line of credit equal to the lesser of (i) $350 million and (ii) 4.75 times Consolidated EBITDA (as defined $345.7 million at June 30, 2014). TLP may elect to have loans under the TLP credit facility that bear interest either (i) at a rate of LIBOR plus a margin ranging from 2% to 3% depending on the total leverage ratio then in effect, or (ii) at the base rate plus a margin ranging from 1% to 2% depending on the total leverage ratio then in effect. TLP also pays a commitment fee on the unused amount of commitments, ranging from 0.375% to 0.5% per annum, depending on the total leverage ratio then in effect. TLP’s obligations under the TLP credit facility are secured by a first priority security interest in favor of the lenders in the majority of the TLP assets.

The terms of the TLP credit facility include covenants that restrict TLP’s ability to make cash distributions, acquisitions and investments, including investments in joint ventures. TLP may make distributions of cash to the extent of its “available cash” as defined in the TLP partnership agreement. TLP may make acquisitions and investments that meet the definition of “permitted acquisitions”; “other investments” which may not exceed 5% of “consolidated net tangible assets”; and “permitted JV investments”. Permitted JV investments include up to $225 million of investments in Battleground Oil Specialty Terminal Company LLC (“BOSTCO”), the “Specified BOSTCO Investment”. In addition to the Specified BOSTCO Investment, under the terms of the TLP credit facility, TLP may make an additional $75 million of other permitted JV investments (including additional investments in BOSTCO). The principal balance of loans and any accrued and unpaid interest are due and payable in full on the maturity date, March 9, 2016.

The TLP credit facility also contains customary representations and warranties (including those relating to organization and authorization, compliance with laws, absence of defaults, material agreements and litigation) and customary events of default (including those relating to monetary defaults, covenant defaults, cross defaults and bankruptcy events). The primary financial covenants contained in the credit facility are (i) a total leverage ratio test (not to exceed 4.75 times), (ii) a senior secured leverage ratio test (not to exceed 3.75 times) in the event TLP issues senior unsecured notes, and (iii) a minimum interest coverage ratio test (not less than 3.0 times).  If TLP were to fail any financial performance covenant, or any other covenant contained in the TLP credit facility, TLP would seek a waiver from its lenders under such facility. If TLP were unable to obtain a waiver from its lenders and the default remained uncured after any applicable grace period, TLP would be in breach of the TLP credit facility, and the lenders would be entitled to declare all outstanding borrowings immediately due and payable. TLP was in compliance with all of the financial covenants under the credit facility as of June 30, 2014.

At June 30, 2014 and December 31, 2013, TLP’s outstanding borrowings under the TLP credit facility were $234 million and $212 million, respectively. At June 30, 2014 and December 31, 2013, TLP had no outstanding letters of credit.

The following table summarizes the assets and liabilities of TLP at June 30, 2014 (in thousands):

Cash and cash equivalents	$1,469
Trade accounts receivable, net	8,638
Receivables from affiliates	3,449
Other current assets	3,249
Property, plant and equipment, net	394,319
Investments in unconsolidated affiliates	234,002
Other assets, net	13,167
Total assets	$658,293

Trade accounts payable	$4,868
Accrued liabilities	10,788
Long-term debt	234,000
Other noncurrent liabilities	4,753
Equity attributable to noncontrolling interests	355,624
Equity attributable to parent	48,260
Total liabilities and equity	$658,293

TransMontaigne Credit Facility

TransMontaigne has a senior secured working capital credit facility, or the “TransMontaigne credit facility” that provides for a maximum borrowing line of credit equal to the lesser of (i) $150 million or (ii) the borrowing base, which is a function of, among other things, restricted cash maintained in a specified account, accounts receivable, inventory and certain reserve adjustments as defined in the facility (as defined: $103.2 million at June 30, 2014). In addition, outstanding letters of credit are counted against the maximum borrowing capacity available at any time. Borrowings under the TransMontaigne credit facility bear interest (at TransMontaigne’s option) based on a base rate plus an applicable margin, or LIBOR plus an applicable margin; the applicable margins range from 2% to 3% and are a function of the average excess borrowing base availability. In addition, TransMontaigne pays a commitment fee ranging from 0.50% to 0.625% per annum on the total amount of the unused commitments. Borrowings under the TransMontaigne credit facility are secured by the majority of the TransMontaigne’s and its wholly-owned subsidiaries’ assets, which excludes all TLP assets. The principal balance of loans and any accrued and unpaid interest is scheduled to be due and payable in full on the maturity date August 15, 2015.  TransMontaigne primarily utilizes the facility to finance its crude oil marketing operations through the issuance of letters of credit to crude oil producers.

At June 30, 2014 and December 31, 2013, TransMontaigne had no outstanding borrowings under the TransMontaigne credit facility.  At June 30, 2014 and December 31, 2013, TransMontaigne’s outstanding letters of credit were approximately $67.1 million and $51.0 million, respectively.

In connection with the July 1, 2014 sale to NGL, and immediately prior thereto, the TransMontaigne credit facility was terminated.

(6) INCOME TAXES

The difference between the income tax benefit reported in the accompanying combined statements of operations and the federal statutory tax rate of 35% relates primarily to the impact of state income taxes, valuation allowance against deferred tax assets, and to the fact that TLP is treated as a partnership for U.S. federal income tax purposes. Because of this, no provision for U.S. federal income taxes has been reflected in the accompanying combined financial statements related to TLP. As a partnership, all income, gains, losses, expenses, deductions and tax credits generated by TLP flow through to the unitholders of the partnership. Income tax expense recorded relates to current state taxes due from tax returns filed on a legal entity basis.

(7) FAIR VALUE MEASUREMENTS

Generally accepted accounting principles define fair value, establish a framework for measuring fair value and require disclosures about fair value measurements. Generally accepted accounting principles also establish a fair value hierarchy that maximizes the use of relevant observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect their placement within the fair value hierarchy levels.  The three levels of the fair value hierarchy are:

Level 1 — Unadjusted quoted prices available in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities. This level primarily consists of financial instruments such as exchange-traded securities and listed derivatives.

Level 2 — Pricing inputs include quoted prices for identical or similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 — Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs reflect management’s best estimate of fair value using its own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The Company’s inventory related assets and liabilities, its over-the-counter commodity purchase and sale derivative contracts and its variation margin payables are classified as Level 2 of the fair value hierarchy. The Company estimates fair values based on exchange quoted commodity prices, adjusted as appropriate for contract terms (including maturity) and differences in local markets. These differences are generally valued using inputs from broker or dealer quotations, published indices and consumer pricing services. The determination of the fair values for the derivative contracts and variation margin payables also factor the credit standing of the counterparties involved and the impact of credit enhancements (such as cash deposits, letters of credit, and priority interests), and also the impact of the Company’s nonperformance risk on its liabilities. The Company is able to classify these fair value balances based on the observability of inputs.

The following tables set forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2014 and December 31, 2013.

	June 30, 2014
	Level 1	Level 2	Level 3	Total
Assets carried at fair value (in thousands):
Inventories in pipelines and terminals	$—	$542,187	$—	$542,187
Inventories in transit via truck and rail	—	44,844	—	44,844
Derivative contracts	—	6,375	—	6,375
Liabilities carried at fair value (in thousands):
Inventories due under exchange agreements	—	5,788	—	5,788
Derivative contracts	—	7,765	—	7,765
Variation margin payables	—	16,888	—	16,888

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets carried at fair value (in thousands):
Inventories in pipelines and terminals	$—	$629,567	$—	$629,567
Inventories in transit via truck and rail	—	53,216	—	53,216
Derivative contracts	—	47,372	—	47,372
Liabilities carried at fair value (in thousands):
Inventories due under exchange agreements	—	31,280	—	31,280
Derivative contracts	—	30,066	—	30,066
Variation margin payables	—	35,528	—	35,528

The Company also has financial instruments that are not accounted for at fair value, which generally accepted accounting principles require we disclose the fair value.  The following tables set forth by level within the fair value hierarchy the Company’s assets and liabilities that constitute financial instruments and were not accounted for at fair value as of June 30, 2014 and December 31, 2013. We believe the carrying amounts of these financial instruments reasonably approximate their fair values due to their short-term nature, and in the case of our bank debt due to the borrowings bearing interest at current market interest rates.

	June 30, 2014
	Level 1	Level 2	Level 3	Total
Assets for which the carrying value approximates fair value (in thousands):
Cash and cash equivalents	$71,549	$—	$—	$71,549
Rack sales accounts receivable, net	—	198,702	—	198,702
Pipeline sales accounts receivable	—	202,795	—	202,795
Other pipeline accrued receivables	—	3,803	—	3,803
Other current assets-restricted cash	28,526	—	—	28,526
Liabilities for which the carrying value approximates fair value (in thousands):
Accounts payable	—	120,656	—	120,656
Product purchases accounts payable	—	229,363	—	229,363
Excise taxes payable	—	28,324	—	28,324
Other pipeline accrued payables	—	12,813	—	12,813
Bank debt	—	234,000	—	234,000

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets for which the carrying value approximates fair value (in thousands):
Cash and cash equivalents	$74,762	$—	$—	$74,762
Rack sales accounts receivable, net	—	243,520	—	243,520
Pipeline sales accounts receivable	—	684,881	—	684,881
Other pipeline accrued receivables	—	6,123	—	6,123
Other current assets-restricted cash	1,000	—	—	1,000
Liabilities for which the carrying value approximates fair value (in thousands):
Accounts payable	—	64,351	—	64,351
Product purchases accounts payable	—	785,112	—	785,112
Excise taxes payable	—	39,648	—	39,648
Other pipeline accrued payables	—	20,589	—	20,589
Bank debt	—	212,000	—	212,000

Accounts receivable are reported net of an allowance for doubtful accounts. As of June 30, 2014 and December 31, 2013, the allowances for doubtful accounts were $3.4 million and $3.8 million, respectively.

(8) SUBSEQUENT EVENTS

We have evaluated subsequent events through November 5, 2014, which is the date the financial statements were available to be issued, except for Note 9, as to which we have evaluated subsequent events through December 24, 2014.

On July 1, 2014, Morgan Stanley consummated the sale of its indirect 100% ownership interest in TransMontaigne Inc. to NGL. TransMontaigne Inc. is the indirect parent and sole member of TransMontaigne GP L.L.C., which is the sole general partner of TLP, a publicly traded master limited partnership. The sale also included Morgan Stanley’s limited partnership interests in TLP, the assignment from an affiliate of Morgan Stanley to NGL of certain terminaling services agreements with TLP, and the transfer of certain inventory owned by Morgan Stanley.

In connection with the July 1, 2014 sale to NGL, and immediately prior thereto, the TransMontaigne credit facility was terminated.

(9) CONDENSED CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION

Subsequent to the July 2014 acquisition of the Company by NGL, TransMontaigne Inc. and certain of its subsidiaries became guarantors of certain of NGL’s notes, and the other assets and operations acquired from Morgan Stanley were placed into a subsidiary of NGL that also guarantee these notes. As a result, this activity is presented in the guarantor column in the condensed consolidating tables below. TLP and its subsidiaries are not guarantors of these notes. Pursuant to Rule 3-10 of Regulation S-X, certain historical financial data of the Company is shown below, with the operations of TLP shown separately from the other assets and operations of the Company. Under TLP’s credit agreement, TLP may make distributions of cash to the extent of its “available cash” as defined in TLP’s partnership agreement. There are no significant restrictions upon the ability of the parent or any of the guarantor subsidiaries to obtain funds from their other respective subsidiaries by dividend or loan. NGL is the parent entity of the guarantors of NGL’s notes, and NGL is not part of these combined financial statements; as a result, no parent entity activity is shown in the condensed consolidating tables below.

Condensed combining balance sheet at June 30, 2014

	Guarantor	Non-Guarantor	Combining
	Entities	Entities	Adjustments	Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$70,080	$1,469	$—	$71,549
Rack sales accounts receivable, net	189,673	9,029	—	198,702
Pipeline sales accounts receivable	202,795	—	—	202,795
Inventories in pipelines and terminals	542,187	—	—	542,187
Inventories in transit via truck and rail	44,844	—	—	44,844
Derivative contracts	6,375	—	—	6,375
Other pipeline accrued receivables	3,803	—	—	3,803
Intercompany receivables	—	3,058	(3,058)	—
Other	37,769	3,249	(2,467)	38,551
	1,097,526	16,805	(5,525)	1,108,806
Property, plant and equipment, net	37,167	394,319	—	431,486
Investment in non-guarantor entities	48,260	—	(48,260)	—
Investment in unconsolidated affiliates	—	234,002	—	234,002
Other assets	5,157	13,167	(1,648)	16,676
	$1,188,110	$658,293	$(55,433)	$1,790,970

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$115,788	$4,868	$—	$120,656
Product purchases accounts payable	229,363	—	—	229,363
Excise taxes payable	28,324	—	—	28,324
Inventories due under exchange agreements	5,788	—	—	5,788
Derivative contracts	7,765	—	—	7,765
Accrued environmental obligations	4,208	—	—	4,208
Variation margin payables	16,888	—	—	16,888
Other pipeline accrued payables	12,813	—	—	12,813
Intercompany payables	3,058	—	(3,058)	—
Other accrued liabilities	28,385	10,788	(3,853)	35,320
	452,380	15,656	(6,911)	461,125
Bank debt	—	234,000	—	234,000
Other	—	4,753	(262)	4,491
Total liabilities	452,380	254,409	(7,173)	699,616

Equity:
Equity attributable to noncontrolling interests	—	355,624	—	355,624
Equity attributable to parent	735,730	48,260	(48,260)	735,730
	735,730	403,884	(48,260)	1,091,354
	$1,188,110	$658,293	$(55,433)	$1,790,970

Condensed combining balance sheet at December 31, 2013

	Guarantor	Non-Guarantor	Combining
	Entities	Entities	Adjustments	Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$71,499	$3,263	$—	$74,762
Rack sales accounts receivable, net	238,924	6,612	(2,016)	243,520
Pipeline sales accounts receivable	684,881	—	—	684,881
Inventories in pipelines and terminals	629,567	—	—	629,567
Inventories in transit via truck and rail	53,216	—	—	53,216
Derivative contracts	47,372	—	—	47,372
Other pipeline accrued receivables	6,123	—	—	6,123
Intercompany receivables	—	2,072	(2,072)	—
Other	24,596	3,478	(10,526)	17,548
	1,756,178	15,425	(14,614)	1,756,989
Property, plant and equipment, net	38,450	407,045	—	445,495
Investment in non-guarantor entities	49,049	—	(49,049)	—
Investment in unconsolidated affiliates	—	211,605	—	211,605
Other assets	6,146	14,357	(2,146)	18,357
	$1,849,823	$648,432	$(65,809)	$2,432,446

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$58,634	$5,717	$—	$64,351
Product purchases accounts payable	785,112	—	—	785,112
Excise taxes payable	39,648	—	—	39,648
Inventories due under exchange agreements	31,280	—	—	31,280
Derivative contracts	30,066	—	—	30,066
Accrued environmental obligations	4,303	—	—	4,303
Variation margin payables	35,528	—	—	35,528
Other pipeline accrued payables	20,589	—	—	20,589
Intercompany payables	2,072	—	(2,072)	—
Other accrued liabilities	21,543	16,189	(14,469)	23,263
	1,028,775	21,906	(16,541)	1,034,140
Bank debt	—	212,000	—	212,000
Other	3,522	6,059	(219)	9,362
Total liabilities	1,032,297	239,965	(16,760)	1,255,502

Equity:
Equity attributable to noncontrolling interests	—	359,418	—	359,418
Equity attributable to parent	817,526	49,049	(49,049)	817,526
	817,526	408,467	(49,049)	1,176,944
	$1,849,823	$648,432	$(65,809)	$2,432,446

Condensed combining statement of operations for the six months ended June 30, 2014

	Guarantor	Non-Guarantor	Combining
	Entities	Entities	Adjustments	Combined
	(in thousands)
Marketing and distribution:
Revenues	$4,000,573	$—	$—	$4,000,573
Cost of product sold and other direct costs and expenses	(3,979,083)	—	30,255	(3,948,828)
Net operating margins, exclusive of depreciation and amortization shown separately below	21,490	—	30,255	51,745
Terminals and pipelines:
Revenues	2,719	77,412	(46,481)	33,650
Direct costs and expenses	(1,271)	(31,788)	16,226	(16,833)
Net operating margins, exclusive of depreciation and amortization shown separately below	1,448	45,624	(30,255)	16,817
Total net operating margins	22,938	45,624	—	68,562
Costs and expenses:
Selling, general, and administrative	(31,645)	(9,521)	—	(41,166)
Depreciation and amortization	(2,550)	(14,796)	—	(17,346)
Gain on disposition of assets, net	98	—	—	98
Earnings from unconsolidated affiliates	—	1,438	—	1,438
Total costs and expenses	(34,097)	(22,879)	—	(56,976)
Operating income (loss)	(11,159)	22,745	—	11,586
Other income (expenses):
Equity in earnings of non-guarantor entities	6,401	—	(6,401)	—
Interest expense	(1,085)	(2,667)	—	(3,752)
Total other income (expenses)	5,316	(2,667)	(6,401)	(3,752)
Earnings (loss) before income taxes	(5,843)	20,078	(6,401)	7,834
Income tax expense	(302)	—	—	(302)
Net income (loss)	(6,145)	20,078	(6,401)	7,532
Noncontrolling interests share in earnings of TransMontaigne Partners	—	(13,677)	—	(13,677)
Net income (loss) atributable to parent	$(6,145)	$6,401	$(6,401)	$(6,145)

Condensed combining statements of operations and comprehensive income (loss) for the six months ended June 30, 2013

	Guarantor	Non-Guarantor	Combining
	Entities	Entities	Adjustments	Combined
	(in thousands)
Marketing and distribution:
Revenues	$4,678,070	$—	$—	$4,678,070
Cost of product sold and other direct costs and expenses	(4,681,232)	—	32,445	(4,648,787)
Net operating margins (loss), exclusive of depreciation and amortization shown separately below	(3,162)	—	32,445	29,283
Terminals and pipelines:
Revenues	3,111	80,296	(51,870)	31,537
Direct costs and expenses	(478)	(34,022)	19,425	(15,075)
Net operating margins, exclusive of depreciation and amortization shown separately below	2,633	46,274	(32,445)	16,462
Total net operating margins (loss)	(529)	46,274	—	45,745
Costs and expenses:
Selling, general, and administrative	(22,310)	(9,750)	—	(32,060)
Depreciation and amortization	(2,219)	(14,799)	—	(17,018)
Loss on disposition of assets, net	(845)	—	—	(845)
Earnings from unconsolidated affiliates	—	36	—	36
Total costs and expenses	(25,374)	(24,513)	—	(49,887)
Operating income (loss)	(25,903)	21,761	—	(4,142)
Other income (expenses):
Equity in earnings of non-guarantor entities	6,007	—	(6,007)	—
Interest expense	(1,321)	(1,991)	—	(3,312)
Foreign currency transaction loss	—	(8)	—	(8)
Total other income (expenses)	4,686	(1,999)	(6,007)	(3,320)
Earnings (loss) before income taxes	(21,217)	19,762	(6,007)	(7,462)
Income tax (expense) benefit	(104)	2	—	(102)
Net income (loss)	(21,321)	19,764	(6,007)	(7,564)
Noncontrolling interests share in earnings of TransMontaigne Partners	—	(13,759)	—	(13,759)
Net income (loss) attributable to parent	(21,321)	6,005	(6,007)	(21,323)
Other comprehensive income - foreign currency translation adjustments attributable to noncontrolling interests	—	2	—	2
Comprehensive income (loss)	$(21,321)	$6,007	$(6,007)	$(21,321)

Condensed combining statement of cash flows for the six months ended June 30, 2014

	Guarantor	Non-Guarantor
	Entities	Entities	Combined
	(in thousands)

Net cash provided by operating activities	$67,200	$26,990	$94,190

Cash flows from investing activities:
Investments in unconsolidated affiliates	—	(23,397)	(23,397)
Capital expenditures	(1,143)	(2,612)	(3,755)
Proceeds from sale of assets	1	—	1
Net cash used in investing activities	(1,142)	(26,009)	(27,151)
Cash flows from financing activities:
Borrowings of bank debt	—	56,000	56,000
Repayments of bank debt	—	(34,000)	(34,000)
Net capital distributed to affiliated entities	(67,477)	(7,190)	(74,667)
Distributions paid to noncontrolling TransMontaigne Partners’ common units	—	(17,408)	(17,408)
Purchase of common units by TransMontaigne Partners’ long-term incentive plan	—	(177)	(177)
Net cash used in financing activities	(67,477)	(2,775)	(70,252)
Decrease in cash and cash equivalents	(1,419)	(1,794)	(3,213)
Cash and cash equivalents at beginning of period	71,499	3,263	74,762
Cash and cash equivalents at end of period	$70,080	$1,469	$71,549

Condensed combining statement of cash flows for the six months ended June 30, 2013

	Guarantor	Non-Guarantor
	Entities	Entities	Combined
	(in thousands)

Net cash provided by (used in) operating activities	$(131,253)	$32,482	$(98,771)

Cash flows from investing activities:
Investments in unconsolidated affiliates	—	(70,956)	(70,956)
Capital expenditures	(2,536)	(10,376)	(12,912)
Proceeds from sale of assets	89	—	89
Net cash used in investing activities	(2,447)	(81,332)	(83,779)
Cash flows from financing activities:
Borrowings of bank debt	—	119,500	119,500
Repayments of bank debt	—	(49,500)	(49,500)
Net capital contributed by (distributed to) affiliated entities	191,244	(6,185)	185,059
Distributions paid to noncontrolling TransMontaigne Partners’ common units	—	(15,016)	(15,016)
Purchase of common units by TransMontaigne Partners’ long-term incentive plan	—	(166)	(166)
Other	—	(398)	(398)
Net cash provided by financing activities	191,244	48,235	239,479
Increase (decrease) in cash and cash equivalents	57,544	(615)	56,929
Foreign currency translation effect on cash	—	46	46
Cash and cash equivalents at beginning of period	8,411	6,745	15,156
Cash and cash equivalents at end of period	$65,955	$6,176	$72,131